Exhibit 32.5

SECTION 1350 CERTIFICATION OF

THE PRINCIPAL EXECUTIVE OFFICER

AND THE PRINCIPAL FINANCIAL

OFFICER OF

AMEREN ILLINOIS COMPANY

(AS SUCCESSOR TO CENTRAL ILLINOIS LIGHT COMPANY)

(required by Section 906 of the

Sarbanes-Oxley Act of 2002)

In connection with the report on Form 10-Q for the quarterly period ended September 30, 2010 of Central Illinois Light Company (the “Registrant”) as filed by Ameren Illinois Company (as successor to Central Illinois Light Company) with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), each undersigned officer of Ameren Illinois Company (as successor to Central Illinois Light Company) does hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 8, 2010

/s/ Scott A. Cisel
Scott A. Cisel
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)